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                                                                   EXHIBIT 10.20


                             Dated 20th August 1999


                            LSI LOGIC EUROPE LIMITED


                                       to


                               REMEDY UK LIMITED

                                      with

                               REMEDY CORPORATION
                                   as Surety


                       ----------------------------------

                                   UNDERLEASE

                        relating to part ground and part
                          first floors Greenwood House
                             London Road Bracknell

                       ----------------------------------


                     [LOGO OF CANNINGS CONNOLLY SOLICITORS]


                  Hillgate House 26 Old Bailey London EC4M 7HQ
                      Tel 0171-329 9000 Fax 0171-329-5000

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THIS UNDERLEASE is made on the 20th day of August, 1999
BETWEEN LSI LOGIC EUROPE LIMITED (Company No. 1633351) whose registered office is at Greenwood House London Road Bracknell Berkshire RG12 2UB ("the Landlord" which expression shall where the context so admits include the person for the time being entitled to the reversion immediately expectant on the expiry of the term hereby created) of the first part REMEDY UK LIMITED (Company No. 3207994) whose registered office is at 100 New Bridge Street London EC4V 6JA ("the Tenant" which expression shall where the context so admits include its successors in title and assigns) of the second part and REMEDY CORPORATION a company incorporated according to the laws of Delaware whose principal place of business is at 1505 Salado Drive, Mountain View, California CA-94043 and whose address for service in England and Wales is c/o Baker McKenzie (Ref PWS) 100 New Bridge Street London EC4V 6JA ("the Surety") or the third part

WHEREAS:

(1) By a Lease ("the Lease") dated 13th January 1997 and made between Scottish Amicable Life Assurance Limited ("the Superior Landlord" which expression shall where the context so admits include its successors in title and assigns) (1) and the Landlord (2) ALL THAT piece or parcel of land together with the building thereon known as Greenwood House London Road Bracknell Berkshire which is for identification purposes only shown edged red on the plan annexed to the Lease ("the Premises") were demised to the Landlord for a term of twenty-five years from 25th December 1996

(2) The Premises remain vested in the Landlord for the unexpired residue of the said term created by the Lease subject to the rents and covenants and conditions on the part of the tenant reserved by and contained in the Lease.

NOW THIS DEED WITNESSETH as follows:

1. In consideration of the rents covenants and conditions hereinafter reserved and contained and on the part of the Tenant to be paid observed and performed the Landlord HEREBY DEMISES unto the Tenant ALL THOSE premises described in the First Schedule hereto ("the Demised Premises") TOGETHER WITH the rights set out in the Second Schedule hereto in common with the Superior Landlord the Landlord and any persons respectively authorised thereby and any

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     other person having the like rights EXCEPT AND RESERVED unto the Superior
     Landlord the Landlord and all persons authorised thereby and anyone otherwise entitled thereto the rights set out in the Third Schedule hereto TO HOLD the same unto the Tenant for a term of years from and including 1st August 1999 to and including 12th January 2003

     SUBJECT TO the matters referred to in the Fourth Schedule hereto YIELDING AND PAYING therefor during the said term:

1.1 The yearly rent of FOUR HUNDRED AND FOURTEEN THOUSAND FOUR HUNDRED AND EIGHTY-FOUR POUNDS (L414,484) (subject to review in accordance with Clause 3 of the Lease as applied herein) by equal quarterly payments in advance on the usual quarter days the first of such payments or a proportionate part thereof in respect of the period commencing on 20th November 1999 and ending on 24th December 1999 to be made on 20th November 1999

1.2 By way of further and additional yearly rent within fourteen days of demand an amount equivalent to twenty-two decimal point four seven (22.47%) of the yearly rents reserved by Clauses 2.2 and 2.3 of the Lease payable at the same time as the said yearly rents reserved by the Lease are payable

1.3 By way of further and additional rent the yearly rent of FORTY-SEVEN THOUSAND THREE HUNDRED AND SEVENTY POUNDS (L47,370) by way of service charge by equal quarterly payments in advance on the usual quarter days the first of such payments or proportionate part thereof in respect of the period commencing on the date of this Underlease and ending on the day preceding the quarter day next following to made on the date of this Underlease

1.4 By way of further and additional rent interest at the yearly rate of Four pounds per centum per annum above the base rate for the time being of Barclays Bank Plc upon all rents hereinbefore reserved and other payments due to the Landlord under the provisions of this Underlease not paid within seven days from and including the date upon which the same ought to have been paid with effect from the date or dates upon which the same become payable until the date on which payment


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          thereof is received by the Landlord (as well after as before any judgment) such interest to be payable on demand

1.5 Upon the production of a valid value added tax invoice addressed to Tenant value added tax on any of the foregoing

2.1 Save as mentioned herein this Underlease shall be subject to the covenants on the part of the Tenant exactly similar to those covenants on the part of the tenant contained in the Lease (with the exception of those relating to payment of rent) it being the intention of the parties hereto that this Underlease shall be on the basis that the covenants of the tenant within the Lease are deemed to be repeated herein in full insofar as they related to the Demised Premises and are consistent with a subletting of part and the Tenant enters into exactly similar covenants as those on the part of the tenant contained in the Lease BUT so that the following variations to the said covenants shall apply in this Underlease:

2.1.1 the covenants on the part of the Tenant contained in this Underlease by virtue of the above will be covenants by the Tenant with the Landlord and reference within the said covenants to "the Landlord" and "the Tenant" shall be to the Landlord herein and the Tenant respectively but so that where:

2.1.1.1 the consent of the Landlord is required to the doing of any act or the carrying out of any works or for any other reason or

2.1.1.2 works have to be carried out or anything has to be done to the satisfaction or to the approval of the Landlord or

2.1.1.3 the Landlord is entitled to enter on to the Demised Premises for any reason or reserves to itself the right to enter on to the Demised Premises then reference to "the Landlord" in all such cases shall mean the Landlord and the Superior Landlord and each of them and where any consent or approval may not be unreasonably withheld under the Lease then the same qualification shall apply to any consent or approval required under this Underlease

2.1.2     Clauses 4.1(a) and (b) 4.3(a)(v) and (vi 5.2 5.3 7.1 7.2(i) and 9 of
          the Lease shall not apply or have effect within this Underlease

2.1.3 the following Clauses of the Lease shall be varied for the purposes of this Underlease as follows:-


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Clause 1.1               "Rent" shall mean the sum of the rents reserved by
                         Clauses 1.1.1.2 and 1.3 of this Underlease

Clause 3 "Existing Rent" shall mean the yearly rent of FOUR HUNDRED AND FOURTEEN THOUSAND FOUR HUNDRED AND EIGHTY-FOUR POUNDS (L414,484 ). "Review
                         Date" shall mean 25th December 2001 and "Demised Premises" shall mean the Demised Premises as defined in this Underlease.

Clause 4.3(a)(iv)        the words "both" and "and the outside" shall be deleted

Clause 4.3(a)            the following shall be added at the end of Clause
                         4(3)(a): "PROVIDED THAT nothing in the foregoing provisions shall oblige the Tenant to put or keep the Demised Premises into a better state or condition than as at the date hereof as evidenced by the Schedule of Condition dated 16th July 1999 prepared by Vail
                         Williams a copy of which has been initialled on behalf of the parties"

Clause 4.8(d)(i)&(ii)    the words "without the consent of the Landlord such
                         consent not to be unreasonably withheld or delayed" shall be deleted

Clause 5.4               the words "underlease (however inferior) surrenders"
                         shall be deleted

2.1.4 references in Clause 7.2 and 7.3 to insurances or policies effected by the Landlord or risks or perils insured against by the Landlord or against which the Landlord shall have maintained insurance shall in all cases be references to insurances or policies effected by the Superior Landlord or risks or perils insured against the by Superior Landlord

2.2 The following covenants shall have effect as covenants on the part of the Tenant herein:

2.3.1 to keep perform and observe the covenants terms and conditions on the part of the tenant contained in the Lease so far as the same relate to the Demised Premises



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      with the exception of the covenants referred to in Clause 2.1.2 of this
      Underlease and as varied by Clauses 2.1.3 and 2.1.4 of this Underlease and to keep the Landlord indemnified against all costs liabilities expenses and damages which result to the Landlord arising out of or in connection with the Tenant's failure to so keep observe and perform the said covenants terms and conditions

2.3.2 to comply with such regulations made in accordance with the principles of good estate management as may be made from time to time by the Landlord and notified to the Tenant relating to the Premises and/or the car parking spaces and access thereto PROVIDED THAT nothing hereunder shall entitle the Landlord to do anything which would amount to a derogation of grant or interfere with the Tenant's right of quiet enjoyment hereunder

3.    The Tenant HEREBY COVENANTS with the Landlord that it will:

3.1 pay the rents as hereinbefore reserved on the days and in the manner aforesaid without any deduction or exercising any rights of set off (except as required by law) and if so required by the Landlord pay the rent first hereinbefore reserved by bankers' standing order or credit transfer to such bank and account in the United Kingdom as the Landlord shall from time to time nominate

3.2 not to underlet or share possession or occupation of the whole or any part of the Demised Premises

4.    The Landlord HEREBY COVENANTS with the Tenant that:

4.1 subject to the payment by the Tenant of the rents hereinbefore reserved and provided that the Tenant has complied with all the covenants and conditions herein contained and on the part of the Tenant to be observed the Tenant shall and may peaceably hold and enjoy the Demised Premises during the term hereby created without any interruptions by the Landlord or any person lawfully claiming through under or in trust for it or by title paramount

4.2 The Landlord will if so requested by the Tenant use all reasonable endeavours to enforce the covenants entered into by the Superior Landlord in the Lease

4.3 the Landlord shall observe and perform the covenants in the Lease save in so far as they are the responsibility of the Tenant pursuant to this Underlease


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4.4       Subject to an indemnity for costs from the Tenant at the request and cost of the Tenant to use reasonable endeavours to obtain from the Superior Landlord all licences which are necessary to enable the Landlord to grant any licence to the Tenant under this Underlease for which the Landlord's consent under this Underlease is not to be unreasonably withheld or delayed

4.5       throughout the term to provide the services listed in the Fifth
          Schedule in a proper and efficient manner and (where appropriate) using good and suitable materials PROVIDED THAT the Landlord shall not be liable to the Tenant for any breach of its obligations in this Clause 4.5 where the breach was caused by something beyond the Landlord's control (provided the Landlord uses reasonable endeavours to remedy the breach as soon as is reasonably practicable)

5. The parties hereto hereby agree and declare that this Underlease is made subject to exactly similar provisos agreements and provisions (herein between the Landlord and the Tenant) as are contained in Clause 7.3 and Clause 8 of the Lease as if the same were herein repeated in full

6.1 The Surety covenants with the Landlord named in this Underlease throughout the Term and any extension by statute of the tenancy created by this Underlease and (without the need for any express assignment) with all of its successors in title:

6.1.1 if the Tenant does not pay the rents reserved by this Underlease or any other sum due under this Underlease on the date on which it is due to pay to the Landlord on demand the rents or other sum and the expression "other sum" includes (without limitation) any sum that the Tenant is ordered to pay in any proceedings arising out of this Underlease or agreed to pay by way of settlement of those proceedings

6.1.2 if the Tenant is in breach of any provision of this Underlease to remedy that breach on demand and to indemnify and keep indemnified the Landlord against all losses costs and expenses suffered by the Landlord as a result (directly or indirectly) of that breach

6.1.3. in addition to the obligations set out in clauses 6.1.1 and 6.1.2 of this Underlease is disclaimed by the Tenant's trustee in bankruptcy or liquidator:



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6.1.3.1        to pay to the Landlord on demand an amount equal to the rents and other sums of a recurring nature that would have been payable under this Underlease for the period beginning on the date of disclaimer and ending on the earliest of:

6.1.3.1.1      the date upon which the Demised Premises are re-let

6.1.3.1.2      three months from the date of disclaimer

6.1.3.2 if requested by the Landlord within ninety days of disclaimer to take from the Landlord an Underlease of the Demised Premises from the date of disclaimer for the residue of the Term at the rents payable at the time if disclaimer and upon the same terms as those contained in this Underlease with all provisions of a periodical nature expressed to apply on the actual dates that would have applied if this Underlease had not been disclaimed

6.1.3.3 to pay the reasonable and proper costs of the Landlord incurred in relation to the disclaimer and where appropriate the grant of the lease to the Surety

6.2 The obligations of the Surety set out in Clause 6.1 will continue to apply even if:

6.2.1 the Landlord grants any time or indulgence to the Tenant or fails to enforce payment of the rents or other sum or the performance of the terms of this Underlease

6.2.2 the Landlord refuses to accept the rents tendered when the Landlord was entitled (or would after the service of a notice under the Law of Property Act 1925 Section 146 be entitled) to re-enter the Demised Premises

6.2.3          the terms of this Underlease are varied

6.2.4 the Tenant surrenders part of the Demised Premises and where this happens the liability of the Surety under this Underlease continues for the part of the Demised Premises not surrendered after making any necessary apportionments under the Law of Property Act 1926 Section 140

6.2.5          the Surety would have been released by any other event

7. Having been authorised to do so by an Order of the Mayor's and City of London Court Case Number M7970560 made on 6th August 1999 under the provisions of Section 38(4) of the Landlord and Tenant Act 1954 (as amended by the Law of Property Act 1969) the parties hereto agree that the



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     provisions of Sections 24 to 28 (inclusive) of that Act shall be excluded in relation to the tenancy hereby created

8. This Underlease shall be governed by and construed in accordance with English law and each party agreed to submit to the exclusive jurisdiction of the English courts as regards any claim or matter arising under this Underlease

9. The parties certify that there is no agreement for lease to which this Underlease gives effect

IN WITNESS whereof the parties hereto have duly executed this Underlease as a deed of the day and year first before written.

                               THE FIRST SCHEDULE

                           ("the Demised Premises")

ALL THOSE premises comprising part ground and part first floor of the Premises and shown for the purposes of identification only edged red on the plan annexed to this Underlease and comprising:-

1. the paint paper and other decorative finishes applied to the interior of the external walls and columns of the Premises but not any other part of the external walls and columns


2.   the floor finishes but nothing below them

3. the ceiling finishes and any suspended ceilings but nothing above the ceiling finishes

4.   any non-load-bearing internal walls wholly within the Demised Premises

5. the inner half of the internal non-load-bearing walls dividing the Demised Premises from other parts of the Premises

6.   the doors and door frames and internal window fittings

7.   all additions and improvements

8.   all fittings installed by the Landlord and/or the Superior Landlord



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9.    all fixtures (whether or not fixed to the property at the commencement of the term) except any installed by the Tenant that can be removed without defacing the Demised Premises

10. any Conduits (as defined in the Lease) wholly in the Demised Premises that exclusively serve the Demised Premises


                              THE SECOND SCHEDULE
                                (Rights Granted)

1.    The right granted by paragraph 1 of Schedule 1 to the Lease

2. The right to use the stairway shown hatched blue on the plan annexed to this Underlease between the ground and first floors of the premises only for proper purposes in connection with the use of the Demised Premises

3. The right to use the toilets situated on the ground and first floors of the Premises

4. The right to use sixty (60) car parking spaces within the curtilage of the Premises for the purposes of parking private motor cars only belonging to personnel working at or visiting the Demised Premises such car parking spaces to be in the positions designated from time to time in writing by the Landlord

5. The right to display the Tenant's name and logo on an external sign in the landscaped area at the front of the premises in such position and of such size and design as the Landlord shall previously approve in writing (such approval not to be unreasonably withheld or delayed) and to display its name on any directory board maintained by the Landlord in the main entrance area in the Premises.

6. The right of support and shelter from the Premises as enjoyed at the date of this Underlease

7. For so long as the Tenant is also the tenant of part of the first floor of the Premises demised by an underlease of even date herewith the right to instal and retain data and voice cabling connecting the Demised Premises to such first floor premises within the existing riser ducts in the Premises the Tenant making good any damage caused in the exercise of this right


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                               THE THIRD SCHEDULE

                         (Rights Excepted and Reserved)


1.   The matters referred in Schedule 2 to the Lease

2. The right to the transmission of utilities from and to the remainder of the Premises through the Conduits (as defined aforesaid) that are now or may during the term be on the Demised Premises

3. The right for the Landlord at all reasonable times upon reasonable prior notice to enter the Demised Premises with or without workmen plant and materials for the purposes of complying with its obligations contained in the Lease or for carrying out alterations or to have access for any purpose to the switch room risers or other parts of the Demised Premises or for the purposes set out in Clause 4.9 of the Lease (as the same has effect in this Underlease)

4. The right to erect scaffolding for altering refurbishing re-fitting repairing or cleaning the Premises provided that such scaffolding shall not restrict access to or the use and enjoyment of the Demised Premises by the Tenant

5. The right to alter refurbish re-fit and repair the Premises even if this affects the light and air coming to the Demised Premises or temporarily causes nuisance damage annoyance or inconvenience to the Tenant by noise dust vibration or otherwise provided this does not materially affect the Tenant's ability to use the Demised Premises for any purpose permitted by this Underlease

6. The right in an emergency to pass through the Demised Premises in accordance with any regulations or requirements of any competent authority

7. The right of support and protection from time to time enjoyed by other parts of the Premises


                              THE FOURTH SCHEDULE

                   (Matters to which the Demised is subject)


The matters referred to in Schedule 3 to the Lease


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                               THE FIFTH SCHEDULE

                                   (SERVICES)


1. Repairing the exterior and structure of the Premises including roofs foundations load-bearing walls and columns external walls cladding floors ceilings windows (excluding internal window fixings) and all other structural parts (but excluding the finishes applied to the internal walls ceiling and floors in the Demised Premises)

2. Repairing the outer half of all non-load-bearing walls that separate the Demised Premises from the other parts of the Premises

3. Maintaining repairing cleaning decorating and lighting all parts of the Premises over which the Tenant is granted rights in this Underlease including the car park to a reasonable standard

4. Maintaining cleaning overhauling and servicing all plant and service conducting media in the Premises including the lifts

5. Cleaning the exterior of all windows and window frames of the Demised Premises on a monthly basis

6. Providing air conditioning and heating to the Demised Premises to such temperatures between the hours of 9:00 a.m. and 5:30 p.m. on normal working days and between such dates as the Landlord may reasonably decide and (subject to the Tenant meeting the proper costs of the same) at such other times as may be requested by the Tenant

7. Maintaining repairing cleaning decorating and lighting the toilets on the first floor of the Premises to a reasonable standard and to supply hot and cold water and washing and toilet needs in the same

8. Providing and maintaining fire protection and fire fighting equipment in the Premises (excluding the Demised Premises)

9.   Keeping all landscaped areas tidy

10. Providing such security arrangements in the Premises as Landlord considers adequate



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11.  Providing a reception desk in the entrance hall in the Premises that is staffed during normal business hours.



SIGNED as a deed by LSI LOGIC  )
EUROPE LIMITED acting by a     )
Director and its Secretary or  )
two Directors                  )

                                Director /s/ Agent of LSI Logic
                                             Europe Limited
                                        --------------------------

                                Secretary  /s/ A.D. Brown
                                        --------------------------



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